SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 27, 2006

(Date of earliest event reported)

UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-652	54-0414210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 359-9311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2006, the Registrant amended its $500 million revolving credit agreement (the “Credit Agreement”), dated as of January 7, 2005, among the Registrant, as Borrower; certain domestic subsidiaries of the Borrower as may from time to time become parties thereto, as Guarantors; the banks named therein as Lenders; Wachovia Bank, National Association, as Administrative Agent; ABN Amro Bank N.V., Deutsche Bank Luxembourg S.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International” New York Branch, and UBS Securities LLC, as Syndication Agents; and AgFirst Farm Credit Bank, as Documentation Agent. Wachovia Bank, National Association, as Administrative Agent for the Credit Agreement, arranged the Amendment to the Credit Agreement (the “Amendment”).

As the Registrant disclosed in its Form 10-Q filed February 9, 2006, the Registrant determined that the restructuring and impairment charges for the closure of its Danville, Virginia facility, combined with lower than expected operating results for the quarter ended December 31, 2005, and a decrease in committed tobacco inventories caused by shipments during the quarter, caused a covenant breach under the Credit Agreement. The Registrant received a waiver of the covenant from the required lenders participating in the Credit Agreement, and thus, no event of default occurred. The Registrant, together with almost all of the bank group participating in the Credit Agreement, amended the Credit Agreement by executing the Amendment. The Amendment revised the definition of Consolidated EBITDA, which in part allows the Registrant to exclude certain restructuring and impairment charges from the Consolidated Average Total Indebtedness financial covenant. The maximum ratio allowed under this financial covenant has also been increased. The Registrant must also maintain a higher Consolidated Tangible Net Worth under the Consolidated Tangible Net Worth financial covenant. All other material terms of the Credit Agreement remained unchanged. The Amendment is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 1.01.

Item 8.01. Regulation FD Disclosure.

The press release issued by the Registrant on March 29, 2006 attached hereto as Exhibit 99.2 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

No.	Description
99.1	First Amendment to Credit Agreement, dated as of March 27, 2006, among the Registrant, as Borrower, and the banks named therein as Lenders.*

99.2	Press release dated March 29, 2006.*

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
(Registrant)

Date: March 31, 2006	By:	/s/ Preston D. Wigner
Preston D. Wigner
General Counsel and Secretary

Exhibit Index

Exhibit Number	Document
99.1	First Amendment to Credit Agreement, dated as of March 27, 2006, among the Registrant, as Borrower, and the banks named therein as Lenders.*

99.2	Press release dated March 29, 2006.*

*	Filed Herewith